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                                                                    Exhibit 99.1

CONTRACT OF PURCHASE-SALE OF SHARES

In the City of Buenos Aires, on February 16, 2001, by and between, U.S. RealTel Inc., represented herein by Mr. Mark Grant, domiciled at Tucuman 1748, 2nd Floor, Suite 5, Autonomous City of Buenos Aires, hereinafter the "BUYER," party of the first part, and, Mr. Gabriel Melzi, domiciled at [ill.] 717, 4th Floor, Suite 412, City of Buenos Aires, hereinafter the "SELLER," party of the second part, it is agreed to execute the present contract of purchase-sale of shares, subject to the following clauses and conditions:

FIRST -- PURPOSE: By means of the subscription of these presents, the SELLER sells to the BUYER, and the latter accepts, the entirety of his share holdings in RealTel de Argentina S.A., consisting of 2,666 (two thousand six hundred sixty-six) shares of the latter company, which are the property of the SELLER and which the same represents and warrants are his exclusive property, and that they are not encumbered or affected by any restriction or encumbrance of any nature and that, therefore, he is free to dispose of the same.

SECOND -- NOTIFICATION: The SELLER undertakes to notify the transfer mentioned in the FIRST clause hereinabove to RealTel de Argentina S.A., so that the latter may make a note in its records with regard to the transfer of shares, entering it both in the Stock Ledger of RealTel de Argentina S.A., as well as on the certificates representing said shares, with express instructions to record the present purchase-sale and empowering it to proceed with the cancellation of the certificates representing existing shares and to proceed with the issuing of new certificates representing the shares in the name of the BUYER, should the latter so request.

THIRD -- PRICE: The BUYER shall pay to the SELLER as total, sole and final price, the amount of nine hundred thousand U.S. dollars (US$900,000.00), payable in installments as follows: (i) the sum of six hundred thousand U.S. dollars (US$600,000.00), in this act, these


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presents serving as sufficient receipt and acquittance; (ii) the sum of one hundred thousand U.S. dollars (US$100,000.00) after one hundred eighty days reckoned as of today's date; (iii) the sum of one hundred thousand U.S. dollars (US$100,000.00), on February 16, 2002; and (iv) the balance, that is, the sum of one hundred thousand U.S. dollars (US$100,000.00), on February 16, 2003. Failure to pay on time the installments that are due shall generate a compensatory and punitive interest of two percent (2%) monthly. Failure to pay on time one of the installments shall cause the agreed term to come due, making payment of the remaining installments immediately demandable.

FOURTH -- INDEMNIFICATION BY THE SELLER: The BUYER and its officers, directors, employees, shareholders, and representatives and agents shall be indemnified and held harmless by the SELLER against and with regard to any damage, loss, deficiency, liability, obligation, undertaking, cost or expense (including attorney fees and expenses) arising from, or in relation to, any false information, breach of warranty, or breach of any obligation by the SELLER under the present contract.

FIFTH -- ADDITIONAL OBLIGATIONS: Subject to the terms and conditions of the present contract, the parties hereto shall make their best efforts to take, or order to take, any measure or order to carry out any act that is necessary, appropriate or advisable under the applicable law for the purpose of perfecting or implementing the transactions contemplated in the present contract of purchase-sale of shares, and mutually cooperate with relation to the foregoing, including, but not limited to, making reasonable efforts (a) to obtain all waivers, consents, and approvals from other parties to contracts, leases, mortgages, and other contracts, (b) obtain all consents, approvals, and authorizations as may be necessary to be obtained under any federal, local or foreign legislation, (c) lift or rescind any precautionary measure or order that restricts, or any


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other order that may affect the powers of the parties to perfect the transactions contemplated in these presents, and (d) to comply with all the conditions and obligations of the parties under the present contract of transfer of shares.

SIXTH -- LAW AGAINST CORRUPTION ABROAD: To date, the SELLER has complied with all his obligations and duties with relation to the company, strictly in accordance with the applicable laws, the rules and regulations thereof, including but not limited to all the laws, rules, and regulations of the Republic of Argentina and all the laws, rules, and regulations of the U.S., including but not limited to the U.S. Foreign Corrupt Practices Act (15 U.S.C. Art. 78dd-2) ("Law against Corruption Abroad").

SEVENTH -- KNOWLEDGE: The BUYER, by virtue of being currently a majority shareholder of the company and having elected five members of the board of directors that has been maintained permanently since the commencement of the company, among them the President who has held said position on an ongoing basis, is entirely informed of all the company's businesses and operations.

EIGHTH -- DOMICILES -- JURISDICTION: For all purpose of the present contract of purchase-sale of shares, the parties elect domicile in the place first indicated above, where all notifications, whether judicial, extra-judicial, or of another nature, shall be valid. The parties, by mutual agreement, submit to the exclusive jurisdiction of the Ordinary Courts of First Instance for Commercial Matters of the City of Buenos Aires, to the exclusion of any other forum or jurisdiction.

In witness whereof, two copies are signed, one for the SELLER and another for the BUYER, in the place and on the date indicated at the beginning of the present Contract of Purchase-sale of Shares.


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[Handwritten: These presents are completed with a photocopy of the checks received as payment.]

THE SELLER

                                          Consent of the SELLER's spouse

                                          According to the terms of Article 1277
                                                 of the Civil Code of the
                                                 Republic of Argentina


/s/ Gabriel Melzi                                /s/ Mrs. De Melzi
-----------------                                ---------------------
Gabriel Melzi                                    Mrs. De Melzi


THE BUYER

/s/ Mark Grant
-----------------
Mark Grant

[See original copy of U.S. checks]


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